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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund, Utility Portfolio Series 2, Defined Asset Funds:
We consent to the use in this Registration Statement No. 33-49059 of our report dated December 1, 1998, relating to the Statement of Condition of Equity
Investor Fund, Utility Portfolio Series 2, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.
DELOITTE & TOUCHE LLP
New York, N.Y.
December 1, 1998